Exhibit 99.1

NEWS RELEASE

GP STRATEGIES ANNOUNCES $20.0 MILLION EQUITY INVESTMENT BY

SAGARD CAPITAL PARTNERS, L.P.

Elkridge, MD. December 30, 2009. GP Strategies Corporation (NYSE: GPX), a global provider of training, e-Learning solutions, management consulting, engineering and technical services through its principal operating subsidiary General Physics Corporation, today announced the completion of a private placement of 2,857,143 shares of common stock with Sagard Capital Partners, L.P., at a price of $7.00 per share, generating gross proceeds to GP Strategies of $20.0 million.  Sagard’s equity investment equates to an ownership interest of approximately 15.4% at this time.

“We are extremely pleased that an investor like Sagard Capital Partners shares our vision and we view their investment as a tangible sign of confidence in the direction GP Strategies is heading,” commented Scott N. Greenberg, Chief Executive Officer of GP Strategies, “In expanding GP Strategies’ platform as a leading customer training and performance improvement company, we will continue to look for opportunities to make strategic acquisitions and to fund internal growth, and this investment by Sagard strengthens our ability to do both.”

“We are very excited to be associated with a quality company like GP Strategies. GP has become a leader in the technical training, consulting and services area by building extremely strong relationships with their clients.” said Daniel Friedberg, Managing Partner of Sagard Capital Partners, L.P. “We look forward to supporting GP Strategies over the long term as they continue to expand their product offering and bring value to their clients.”

In connection with the equity investment, Daniel Friedberg was elected to the board of directors of GP Strategies effective as of December 30, 2009.

The shares sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (SEC) or through an applicable exemption from SEC registration requirements. The shares were offered and sold only to Sagard Capital Partners, L.P. GP Strategies has agreed to file a resale registration statement covering all the shares of the common stock issued to Sagard, up to the maximum number of shares permitted to be registered under the federal securities laws.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities referred to in this news release in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of GP Strategies common stock under the resale registration statement referred to in this news release will be made only by means of a prospectus.

About GP Strategies Corporation

GP Strategies, whose principal operating subsidiary is General Physics Corporation (GP), is a NYSE-listed company (GPX). GP is a global performance improvement solutions provider of sales and technical training, e-Learning solutions, management consulting and engineering services. GP’s solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information may be found at www.gpworldwide.com.

About Sagard Capital Partners, L.P.

Sagard Capital is a long term impact investor in public and private small and mid-sized companies. Sagard is an evergreen fund with an indefinite holding period for its investments. Sagard specializes in flexible transaction structures, making minority investments with equity or debt to best address a company’s needs. Sagard partners with management teams committed to driving long term shareholder value, through a combination of capital, a global network of relationships, and a team built to deliver value-add support.  Additional information may be found at www.sagardcapital.com.

Forward-Looking Statements

We make statements in this press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Scott N. Greenberg	Sharon Esposito-Mayer	Ann M. Blank
Chief Executive Officer	Chief Financial Officer	Investor Relations
410-379-3640	410-379-3636	(410) 379-3725